SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   May 26, 2005 (May 23, 2005)

Furniture Brands International, Inc.
(Exact name of Registrant as specified in charter)

Delaware	I-91	43-0337683
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification Number)

           101 South Hanley Road, St. Louis, Missouri 63105
(Address of principal executive offices) (zip code)

                                     (314) 863-1100
(Registrant's telephone number, including area code)

                                              None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On May 23, 2005, the Company announced that the operations of Henredon Furniture Industries, Inc., Drexel Heritage Furniture Industries, Inc. and Maitland-Smith Furniture Industries, Inc. will be consolidated into one reporting structure under the leadership of Jeff Young. Jeff Young, currently Chief Executive Officer of Drexel Heritage, and four other members of the Drexel Heritage senior management team have now been moved to HDM Furniture Industries, Inc. to oversee the combined operations of Henredon, Drexel Heritage and Maitland-Smith. Mr. Young will serve as President and Chief Executive Officer of HDM and he will continue in his current role as Chief Executive Officer of Drexel Heritage. He will continue to report to Tom Foy, President and Chief Operating Officer of the Company.

Item 9.01.     Financial Statements and Exhibits

(c) Exhibit

10	Employment Agreement, dated as of April 4, 2005, between Broyhill Furniture Industries, Inc. and Harvey Dondero

99	Press Release, dated May 23, 2005

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Furniture Brands International, Inc.

By:	/s/ Steven W. Alstadt
Steven W. Alstadt
Controller and Chief Accounting Officer

Dated:     May 26, 2005

EXHIBIT INDEX

Exhibit No.	Description

10	Employment Agreement, dated as of April 4, 2005, between Broyhill Furniture Industries, Inc. and Harvey Dondero

99	Press Release, dated May 23, 2005